Exhibit 99.2

NEWS RELEASE
CONTACT:
Sherry Lang
Vice President
Investor and Public Relations
(508) 390-2323

FOR IMMEDIATE RELEASE
Thursday, October 6, 2005
THE TJX COMPANIES, INC. REPORTS SEPTEMBER 2005 SALES;
ANNOUNCES EXIT FROM E-COMMERCE BUSINESS;
UPDATES EARNINGS OUTLOOK FOR SECOND HALF OF 2005
     Framingham, MA — The TJX Companies, Inc. (NYSE:TJX) today reported September 2005 sales results, announced that it will exit its e-commerce business, and updated its earnings per share outlook for the second half of 2005.
     Sales for the five-week period ended October 1, 2005, were $1.5 billion, up 6% over $1.4 billion achieved during the five-week period ended October 2, 2004. For the 35 weeks ended October 1, 2005, sales reached $10.0 billion, a 7% increase over last year’s $9.3 billion. Consolidated comparable store sales for the five-week period ended October 1, 2005, were flat versus last year. For the 35-week, year-to-date period, consolidated comparable store sales increased 2% over last year.
     Bernard (Ben) Cammarata, Chairman, and Acting President and Chief Executive Officer, of The TJX Companies, Inc. stated, “September sales trends were softer than we had expected. We attribute this largely to what we believe was consumer malaise in the aftermath of the hurricanes, as well as the negative impact of unseasonably warm weather in the Northeast, Midwest and Canada on the demand for fall fashions.
     “On a broader level, having recently taken on the role of Acting CEO, I intend to lead our great and fundamentally strong Company to the success I know we can achieve. To this end, I have set profitable top-line growth as our highest priority. In order to accomplish this goal, there are three major areas on which we are focusing: further strengthening execution in our merchandising organization, addressing the positioning and business strategies of three of our smaller divisions, namely A.J. Wright, HomeGoods and Bob’s Stores, and narrowing our overall focus. We have already taken a major step in adding merchandising creativity to our Company, as well as strong leadership and operational talent, by naming Carol Meyrowitz President of The TJX Companies, which we announced separately today.”
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THE TJX COMPANIES, INC. REPORTS SEPTEMBER 2005 SALES;
ANNOUNCES EXIT FROM E-COMMERCE BUSINESS;
UPDATES EARNINGS OUTLOOK FOR SECOND HALF OF 2005
Thursday, October 6, 2005

     Cammarata continued, “There are several specific actions we are announcing today. First, we have decided to exit our e-commerce business, as it has not delivered the sales we had planned, and pre-tax operating losses are projected to be approximately $15 million for the current fiscal year. Exiting this business will eliminate these losses going forward and allow us to better focus our energies into other areas. Second, we have developed a new strategy for Bob’s Stores, which we are in the process of implementing, and have an expectation to cut its operating losses in half next year and be on a clear path to profitability. Finally, at A.J. Wright and HomeGoods, we are slowing real estate expansion and focusing growth on the types of sites where we are having success today. I will provide further detail on these points on a conference call* with Wall Street analysts on Tuesday, October 11, which will be webcast live for the public on our website, www.tjx.com.”
     The Company will be exiting its e-commerce business with the closure of its www.tjmaxx.com and www.homegoods.com e-commerce websites in October 2005. After October, these websites will continue to operate as marketing-only websites at their same, respective Web addresses.
     The Company has reduced its third and fourth quarter earnings estimates to reflect the softer sales trends, as well as the impact of higher fuel costs on expenses. We now estimate third quarter earnings per share to be in the range of $.36-$.38, which includes an estimated $.035 per share impact from one-time items to be recognized in the third quarter. These items include estimates of hurricane-related expenses, including the self-insured portion of property damage, lost sales, and costs incurred to assist our Associates, of approximately $.01 per share; exit costs and operating losses associated with the Company’s e-commerce business of approximately $.015 per share, and; the previously disclosed costs associated with the resignation agreement between TJX and Edmond J. English, its former CEO, of $.01 per share. For the fourth quarter, the Company now expects earnings per share in the range of $.41 to $.43, reflecting a more conservative sales outlook for the quarter.
     Cammarata concluded, “Although we have lowered our expectations for the third quarter due to several factors, and believe it is prudent to take a more conservative view of the fourth quarter, our core businesses and the off-price concept remain fundamentally very strong and I am confident that, given our many opportunities, we will deliver the excellent overall performance of which I know TJX is capable.”
     The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The Company operates 788 T.J. Maxx, 709 Marshalls, 238 HomeGoods, and 148 A.J. Wright stores, as well as 35 Bob’s Stores, in the United States. In Canada, the Company operates 170 Winners and 50 HomeSense stores, and in Europe, 190 T.K. Maxx stores. TJX’s press releases and financial information are also available on the Internet at www.tjx.com.
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THE TJX COMPANIES, INC. REPORTS SEPTEMBER 2005 SALES;
ANNOUNCES EXIT FROM E-COMMERCE BUSINESS;
UPDATES EARNINGS OUTLOOK FOR SECOND HALF OF 2005
Thursday, October 6, 2005

September and October 2005 Sales Recordings
     A recorded message with more detailed information regarding TJX’s September 2005 sales results, operations and business trends is available via the Internet at www.tjx.com, or by calling (703) 736-7248 through Thursday, October 13, 2005. The Company expects to release its October 2005 sales on Thursday, November 3, 2005, at approximately 8:15 a.m. ET. Concurrent with that press release, a recorded message with more detailed information regarding TJX’s October sales results, operations and business trends will be available via the Internet at www.tjx.com, or by calling (703) 736-7248 through Thursday, November 10, 2005.
*Chairman and Acting CEO’s Company Update Conference Call
     At 11 a.m., on Tuesday, October 11, 2005, the Company will hold a conference call with stock analysts, in which Ben Cammarata, TJX Acting CEO, will discuss his perspective on the business as he assumes the role of Acting CEO, as well as the specific actions announced today and business trends. A real-time webcast of the call will be available at www.tjx.com. A replay of the call will also be available at www.tjx.com or by dialing (800) 819-5743 through Tuesday, October 18, 2005.
Third Quarter Fiscal 2006 Earnings Conference Call
     The Company expects to release its third quarter fiscal 2006 earnings on Tuesday, November 15, 2005, before 9:30 a.m. ET. At 11:00 a.m. ET that day, Ben Cammarata, Acting CEO of TJX, and Carol Meyrowitz, President of TJX, will hold a conference call with stock analysts to discuss the Company’s third quarter results, operations and business trends. A real-time webcast of the call will be available at www.tjx.com. A replay of the call will also be available at www.tjx.com or by dialing
(888) 667-5780 through Tuesday, November 22, 2005.
     Archived versions of the Company’s recorded messages and conference calls are available at www.tjx.com after they are no longer available by telephone.
SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: our ability to continue successful expansion of our store base; risks of expansion; our ability to successfully implement our opportunistic inventory strategies and to effectively manage our inventories; consumer confidence, demand, spending habits and buying preferences; effects of unseasonable weather; competitive factors; factors affecting availability of store and distribution center locations on suitable terms; factors affecting our recruitment and employment of associates; factors affecting expenses; success of our acquisition and divestiture activities; our ability to successfully implement technologies and systems and protect data; our ability to continue to generate adequate cash flows; general economic conditions, including gasoline prices; potential disruptions due to wars, natural disasters and other events beyond our control; changes in currency and exchange rates; import risks; adverse outcomes for any significant litigation; changes in laws and regulations and accounting rules and principles; effectiveness of internal controls; and other factors that may be described in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.
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